UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 28, 2008

IMPLANTABLE VISION, INC.
(Exact name of registrant as specified in its charter)

Utah	0-10315	95-4091368
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17101 Preston Road, Suite 210, Dallas, Texas 75248
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code       (214) 687-0015

25730 Lorain Road, North Olmsted, Ohio 44070
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2008, Implantable Vision, Inc., a Utah corporation (the “Company”), transferred and assigned all of the assets and liabilities related to or useful in connection with the Company’s implantable lens business (the “Lens Business Transfer”) into its wholly owned subsidiary, BT Acquisitions, Inc., a Colorado corporation (“BTA”). To effect the Lens Business Transfer, the Company executed three separate agreements with BTA: an Assignment and Assumption Agreement dated July 28, 2008, an Assignment of Trademark dated July 28, 2008 and an Assignment of Patent dated July 28, 2008 (such agreements are collectively referred to herein as the “SPA Related Agreements”).

Subsequent to the Lens Business Transfer, the Company also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the following purchasers (the “Purchasers”): Alex Hatsis, Kavouria, LLC, Dr. George Rozakis, Rozakis Family LLC, Rozy Ventures, Jerry Kaeni, and Igor Valyunin.  Under the terms of the Stock Purchase Agreement, the Purchasers collectively purchased all of the issued and outstanding shares of BTA, in exchange for 30,000,000 shares (the “Consideration Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), which will be retired and cancelled by the Company. The Stock Purchase Agreement also contained customary representations and warranties from the Company and the Purchasers. The transaction consummated per the terms of the Stock Purchase Agreement and SPA Related Agreements is referred to herein as the “Divestiture Transaction.”

Dr. George Rozakis, and Messrs. Kaeni and Valyunin are current directors of the Company. On July 10, 2008, Dr. Rozakis resigned as President and Chief Executive Officer of the Company, Mr. Valyunin resigned as Chief Scientific Officer of the Company and Mr. Hatsis resigned as Medical Director of the Company.  Betty Rozakis, the wife of Dr. Rozakis, is the manager of Rozakis Family, LLC. As such, the Consideration Shares held by Rozakis Family, LLC are deemed to be beneficially owned by Dr. Rozakis. William Rozakis, former Chief Financial Officer of the Company (who resigned on July 10, 2008), is the manager of each of Rozy Ventures II and Kavouria, LLC. As such, Mr. Rozakis is deemed to be the beneficial owner of the Consideration Shares beneficially owned by each such entity.

A copy of the Stock Purchase Agreement, Assignment and Assumption Agreement, Assignment of Trademark and Assignment of Patent are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein. All statements above regarding the Stock Purchase Agreement and the SPA Related Agreements are qualified by reference to such agreements.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01. The registrant was not a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act immediately before the transaction.

Section 5 – Corporate Governance and Management

Item 5.01                            Changes in Control of Registrant.

In connection with the Divestiture Transaction described in Item 1.01 of this Current Report, which is incorporated by reference into this tem 5.01, a change of control of the Company will occur. As a result of the Divestiture Transaction and the cancellation and retirement of 30,000,000 shares, the percentage ownership of the issued and outstanding Common Stock of the Company by Lariat Energy Corporation, a Nevada corporation (“Lariat”), will increase from 39% to 65%. As such, Lariat’s holdings will constitute a majority of the issued and outstanding Common Stock of the Company upon consummation of the Divestiture Transaction.

Item 9.01.                   Financial Statements and Exhibits.

Financial Statements of Businesses Acquired

The financial statements required by Form 8-K Item 9.01(a) will be filed by an amendment to this report within 71 calendar days after August 1, 2008.

Pro Forma Financial Information.

The pro forma financial information required by Form 8-K Item 9.01(b) will be filed by an amendment to this report within 71 calendar days after August 1, 2008.

Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement by and among Implantable Vision, Inc., Alex Hatsis, Kavouria, LLC, George Rozakis, Rozakis Family LLC, Rozy Ventures, Jerry Kaeni, and Igor Valyunin dated July 28, 2008.
10.2	Assignment and Assumption Agreement between Implantable Vision, Inc. and BT Acquisitions, Inc. dated July 28, 2008.
10.3	Assignment of Trademark between Implantable Vision, Inc. and BT Acquisitions, Inc. dated July 28, 2008.
10.4	Assignment of Patent between Implantable Vision, Inc. and BT Acquisitions, Inc. dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2008	IMPLANTABLE VISION, INC.

By: /s/ Bryan Bulloch
Bryan Bulloch,
President and Chief Financial Officer